                                                                   EXHIBIT 10.01

                              AMENDED AND RESTATED
                       AGREEMENT AND PLAN OF CONTRIBUTION

                                  by and among

                          U.S.A. FLORAL PRODUCTS, INC.
                           (a Delaware corporation),

                             RHI ACQUISITION CORP.
                           (a Delaware corporation),

                             THE ROY HOUFF COMPANY
                           (an Illinois corporation),

                                      and

                                   ROY HOUFF


                           Dated as of August 5, 1997

                               Table of Contents
                               -----------------

1   THE MERGER.................................................................2
    1.1   Delivery and Filing of Articles of Merger............................2
    1.2   Merger Effective Date................................................2
    1.3   Articles of Incorporation, Bylaws and Board of Directors of
          Surviving Corporation................................................2
    1.4   Certain Information with Respect to the Capital Stock of the
          COMPANY and NEWCO....................................................3
    1.5   Effect of Merger.....................................................3

2   CONVERSION OF STOCK AND CALCULATION OF NET REAL PROPERTY
    EQUITY.....................................................................4
    2.1   Manner of Conversion.................................................4
    2.2   Net Real Property Equity.............................................4

3   DELIVERY OF COMPANY STOCK..................................................5

4   POST CLOSING ADJUSTMENT; ESCROW............................................5

5   CLOSING; MERGER EFFECTIVE DATE.............................................6

6   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER..........................7
    6.1   Due Organization.....................................................7
    6.2   Authorization........................................................7
    6.3   Capital Stock of the Company.........................................7
    6.4   Transactions in Capital Stock........................................7
    6.5   No Bonus Shares......................................................7
    6.6   Subsidiaries.........................................................8
    6.7   Predecessor Status; etc..............................................8
    6.8   Spin-off by the COMPANY..............................................8
    6.9   Financial Statements.................................................8
    6.10  Liabilities and Obligations..........................................8
    6.11  Accounts and Notes Receivable........................................9
    6.12  Permits and Intangibles..............................................9
    6.13  Real and Personal Property...........................................9
    6.14  Material Contracts and Commitments..................................10
    6.15  Title to and Condition of Real Property.............................11
    6.16  Insurance...........................................................11
    6.17  Officers, Directors and Employees Compensation......................12
    6.18  Employee Plans......................................................12
    6.19  Compliance with ERISA...............................................12
    6.20  Conformity with Law.................................................14

    6.21  Taxes...............................................................14
    6.22  Completeness; No Violations.........................................15
    6.23  Government Contracts................................................15
    6.24  Inventory...........................................................15
    6.25  Absence of Changes..................................................15
    6.26  Deposit Accounts; Powers of Attorney................................17
    6.27  Environmental Matters...............................................17
    6.28  Underground Storage Tanks...........................................18
    6.29  Validity of Obligations.............................................18
    6.30  Relations with Governments..........................................18
    6.31  Disclosure..........................................................19
    6.32  Authority; Ownership................................................19
    6.33  Registration Statement..............................................19

7   REPRESENTATIONS OF USFLORAL AND NEWCO.....................................19
    7.1  Due Organization.....................................................19
    7.2  Authorization........................................................20
    7.3  No Conflicts.........................................................20
    7.4  Validity of Obligations..............................................20
    7.5  Other Agreements.....................................................20

8   COVENANTS OF THE STOCKHOLDER AND COMPANY PRIOR TO CLOSING.................21
    8.1  Access and Cooperation...............................................21
    8.2  Conduct of Business..................................................21
    8.3  Prohibited Activities................................................22
    8.4  Supplier Approval....................................................23
    8.5  Notice to Bargaining Agents..........................................23
    8.6  No Shop..............................................................23
    8.7  Notification of Certain Matters......................................23
    8.8  Amendment of Schedules...............................................24
    8.9  Environmental Matters................................................24

9   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDER AND
    THE COMPANY...............................................................24
    9.1  Representations and Warranties; Performance of Obligations...........24
    9.2  No Litigation........................................................25
    9.3  Employment Agreements................................................25
    9.4  Opinion of Counsel...................................................25
    9.5  Registration Statement...............................................25

10  CONDITIONS PRECEDENT TO OBLIGATIONS OF USFLORAL AND
    NEWCO                                                                     25
    10.1  Representations and Warranties; Performance of Obligations..........26

    10.2   No Litigation......................................................26
    10.3   Examination of Financial Statements................................26
    10.4   No Material Adverse Change.........................................26
    10.5   Regulatory Review..................................................26
    10.6   STOCKHOLDER's Release..............................................27
    10.7   Employment Agreements..............................................27
    10.8   Opinion of Counsel.................................................27
    10.9   Consents and Approvals.............................................28
    10.10  Additional Liabilities and Obligations.............................28
    10.11  Additional Contracts...............................................28
    10.12  Good Standing Certificates.........................................28
    10.13  Registration Statement.............................................29
    10.14  Repayment of Indebtedness..........................................29

11  COVENANTS OF USFLORAL.....................................................29
    11.1   Mortgage Debt......................................................29
    11.2   USFLORAL Stock Options.............................................29
    11.3   Notification of Certain Matters....................................29

12  INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND
    WARRANTIES................................................................29
    12.1   General Indemnification by the STOCKHOLDER.........................29
    12.2   Specific Indemnification by the STOCKHOLDER........................30
    12.3   Indemnification by USFLORAL and NEWCO..............................30
    12.4   Third Person Claims................................................31
    12.5   Limitations on Indemnification.....................................32
    12.6   Survival of Representations and Warranties.........................32
    12.7   Sole Remedies......................................................33

13  TERMINATION OF AGREEMENT..................................................33
    13.1   Termination by the Parties.........................................33
    13.2   Termination by USFLORAL............................................33
    13.3   Liquidated Damages to USFLORAL.....................................33
    13.4   Liquidated Damages to the STOCKHOLDER..............................33

14  NONCOMPETITION............................................................34
    14.1   Prohibited Activities..............................................34
    14.2   Damages............................................................35
    14.3   Reasonable Restraint...............................................35
    14.4   Severability; Reformation..........................................35
    14.5   Independent Covenant...............................................35
    14.6   Materiality........................................................35

15  NONDISCLOSURE OF CONFIDENTIAL INFORMATION.................................36
    15.1   The STOCKHOLDER....................................................36
    15.2   USFLORAL...........................................................36
    15.3   Damages............................................................36

16  REAL ESTATE MATTERS.......................................................36
    16.1   Wheeling Property..................................................36
    16.2   Clybourn Property..................................................37

17  GENERAL                                                                   37
    17.1   Cooperation........................................................37
    17.2   Successors and Assigns.............................................38
    17.3   Entire Agreement...................................................38
    17.4   Counterparts.......................................................38
    17.5   Brokers and Agents.................................................38
    17.6   Expenses...........................................................38
    17.7   Notices............................................................38
    17.8   Governing Law......................................................39
    17.9   Exercise of Rights and Remedies....................................39
    17.10  Time...............................................................39
    17.11  Reformation and Severability.......................................39
    17.12  Remedies Cumulative................................................39
    17.13  Captions...........................................................39
    17.14  Standstill Agreement...............................................40

            AMENDED AND RESTATED AGREEMENT AND PLAN OF CONTRIBUTION

     THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF CONTRIBUTION (the "Agreement") is made as of the 5th day of August, 1997, between USA FLORAL PRODUCTS, INC., a Delaware corporation ("USFLORAL"); RHI ACQUISITION CORP., a Delaware corporation formed for the sole purpose of effecting this transaction (hereinafter referred to as "NEWCO"), THE ROY HOUFF COMPANY, an Illinois corporation to be acquired pursuant to this Agreement (hereinafter referred to as the "COMPANY") and ROY HOUFF (hereinafter referred to as the "STOCKHOLDER"), who is the sole stockholder of the COMPANY.

          WHEREAS, USFLORAL was incorporated on April 2, 1997 (the "Formation") under the laws of the State of Delaware for the purpose of acquiring floral products businesses in different locations; and

          WHEREAS, USFLORAL intends to undertake an initial public offering of its common stock (the "IPO") on or about September 15, 1997 and in connection therewith intends to file a Registration Statement on Form S-1 with the Securities and Exchange Commission within 15 days of execution of this Agreement; and

          WHEREAS, NEWCO has been duly organized and is existing under the laws of the State of Delaware, having been incorporated on July 1, 1997 solely for the purpose of completing this transaction, and is a wholly-owned subsidiary of USFLORAL; and

          WHEREAS, the COMPANY is a corporation organized and existing under the laws of the State of Illinois; and

          WHEREAS, the respective Boards of Directors of USFLORAL, NEWCO and the COMPANY (all of which companies are hereinafter collectively referred to as the "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that NEWCO merge with and into the COMPANY pursuant to this Agreement and the applicable provisions of the laws of the respective states of incorporation of NEWCO and the COMPANY, such transaction being herein called the "Merger;" and

          WHEREAS, the Formation, the IPO and the Merger are being undertaken pursuant to an integrated transaction intended to qualify under Section 351 of the Internal Revenue Code of 1986, as amended;

          WHEREAS, the parties hereto entered into that certain Agreement and Plan of Contribution on July 2, 1997 (the "Original Agreement") and now wish to amend and restate the Original Agreement in its entirety as of August 5, 1997 in order to achieve conformity with similar agreements USFLORAL has entered into with other floral products businesses;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

 1   THE MERGER

     1.1  Delivery and Filing of Articles of Merger.  The Constituent
          -----------------------------------------
Corporations will cause Articles of Merger conforming to the provisions of this Agreement (the "Articles of Merger") to be signed, verified and delivered to the Secretaries of State of the respective states of incorporation of NEWCO and the COMPANY on the Merger Effective Date (as defined in Section 5).

     1.2   Merger Effective Date.  The "Merger Effective Date" shall be the
           ---------------------
date specified in Section 5. At the Merger Effective Date, NEWCO shall be merged with and into the COMPANY in accordance with the Articles of Merger and the separate existence of NEWCO shall cease. The COMPANY, as the party surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

     1.3   Articles of Incorporation, Bylaws and Board of Directors of
           -----------------------------------------------------------
Surviving Corporation.  At the Merger Effective Date:
---------------------

          (i) the Articles of Incorporation of the COMPANY shall become the Articles of Incorporation of the Surviving Corporation (with such amendments thereto as may be set forth in the Articles of Merger); and subsequent to the Merger Effective Date, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until changed as provided by law;

          (ii) the Bylaws of the COMPANY shall become the Bylaws of the Surviving Corporation; and subsequent to the Merger Effective Date, such Bylaws shall be the Bylaws of the Surviving Corporation until they shall thereafter be duly amended;

          (iii) the name of the persons who shall serve as the sole member of the Board of Directors of the Surviving Corporation shall be Robert Poirier; the Director of the Surviving Corporation shall hold office subject to the provisions of the laws of the state of incorporation and of the Articles of Incorporation and Bylaws of the Surviving Corporation.

          (iv) the officers of the Company immediately prior to the Merger Effective Date shall continue as the officers of the Surviving Corporation in the same capacity or capacities, each of such officers to serve, subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until his successor is elected and qualified.

     1.4   Certain Information with Respect to the Capital Stock of the
           ------------------------------------------------------------
COMPANY and NEWCO.  The respective designations and numbers of outstanding
-----------------
shares and voting rights of each class of outstanding capital stock of the COMPANY and NEWCO as of the date of this Agreement are as follows:

          (i) the authorized capital stock of the COMPANY consists of 10,000 shares of common stock, no par value (the "COMPANY Stock"), of which 50 shares are issued and outstanding and 1,000 shares of preferred stock, $250 par value, of which no shares are issued and outstanding; and

          (ii) the authorized capital stock of NEWCO consists of 1,000 shares of common stock, $.01 par value (the "NEWCO Stock"), of which 1,000 shares are issued and outstanding and owned of record by USFLORAL.

     1.5   Effect of Merger.  Except as herein specifically set forth, the
           ----------------
identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the COMPANY shall continue unaffected and unimpaired by the Merger, and the Surviving Corporation shall be fully vested therewith. At the Merger Effective Date, the separate existence of NEWCO shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to each of the COMPANY and NEWCO shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of each of the COMPANY and NEWCO; and the title to any real estate, or interest therein, whether by deed or otherwise, under the laws of the state of incorporation vested in the COMPANY and NEWCO, shall not revert or be in any way impaired by reason of the Merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the COMPANY and NEWCO and any claim existing, or action or proceeding pending, by or against the COMPANY or NEWCO may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of the COMPANY or NEWCO shall be impaired by the Merger, and all debts, liabilities and duties of each of the COMPANY and NEWCO shall attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

 2   CONVERSION OF STOCK AND CALCULATION OF NET REAL PROPERTY EQUITY

     2.1   Manner of Conversion.  The manner of converting the shares of
           --------------------
the stock of the Constituent Corporations issued and outstanding immediately prior to the Merger Effective Date shall be as follows:

          As of the Merger Effective Date:

          (i) all of the shares of COMPANY Stock issued and outstanding immediately prior to the Merger Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into the right to receive cash from USFLORAL in the amount of $9,000,000 plus the Net Real Property Equity (as determined in accordance with Section 2.2 below and collectively with the $9,000,000, the "Merger Consideration"), to be distributed to the STOCKHOLDER at the time specified in
Section 5 hereof, subject to the provisions of Sections 4.2 and 16 hereof; and

          (ii) each share of NEWCO Stock issued and outstanding immediately prior to the Merger Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and non-assessable share of stock of the Surviving Corporation which shall constitute all of the outstanding shares of the Surviving Corporation immediately after the Merger Effective Date.

     2.2  Net Real Property Equity. The parties hereto acknowledge and
          ------------------------
agree that the Net Real Property Equity of all of the STOCKHOLDER Real Property to be covered to the COMPANY shall total Three Million Eight Hundred Thousand Dollars ($3,800,000), less the amounts necessary to pay off, as of the Merger Effective Date, all outstanding mortgages secured by the STOCKHOLDER Real Property conveyed to the COMPANY; provided, however, that the COMPANY reserves
                                  --------  -------
the right to decline conveyance of the Clybourn Avenue property the completion of the related Phase II study. If the Clybourn Avenue property is not conveyed to the COMPANY, the Net Real Property Equity shall be adjusted accordingly. The breakdown of the Net Real Property Equity among the various properties is as follows:

Oak Park Avenue, Chicago    $897,300
Clybourn Avenue, Chicago    $756,450
Wheeling, Illinois          $584,300
Normal, Illinois            $350,575
Phoenix, Arizona            $601,000
Norfolk, Virginia           $610,375

 3   DELIVERY OF COMPANY STOCK

     3.1 At the Merger Effective Date, the STOCKHOLDER, as the holder of all outstanding certificates representing shares of COMPANY Stock, shall, upon surrender of such certificates, be entitled to receive the Merger Consideration.

     3.2 The STOCKHOLDER shall deliver at the Closing (as defined in Section 5 hereof) the certificates representing the shares of COMPANY Stock, duly endorsed in blank by the STOCKHOLDER or accompanied by blank stock powers, with signatures guaranteed by a national bank, and with all necessary transfer tax and other revenue stamps, acquired at the STOCKHOLDER's expense, affixed and canceled. The STOCKHOLDER agrees to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such COMPANY Stock or with respect to the stock powers accompanying any COMPANY Stock.

 4   POST CLOSING ADJUSTMENT; ESCROW

     4.1 As soon as practicable, but in any event within 30 days after the Closing, USFLORAL shall engage Price Waterhouse, LLP to prepare, in accordance with GAAP, a balance sheet of the COMPANY (the "Closing Date Balance Sheet") as of the end of business on the day prior to the Closing Date and a balance sheet as of the end of business on December 31, 1996 (the "December 31 Balance Sheet"). If the aggregate shareholders' equity as shown on the Closing Date Balance Sheet is less than (a) the aggregate shareholders' equity as shown on the December 31 Balance Sheet minus (b) $100,000 (such difference, the "Net Worth Deficiency"), after delivery of the Closing Date Balance Sheet to USFLORAL, the STOCKHOLDER shall pay the Net Worth Deficiency to USFLORAL as provided below. Notwithstanding anything in this Section 4 to the contrary, if there is any Net Worth Deficiency and the STOCKHOLDER disputes any item contained on the Closing Date Balance Sheet, the STOCKHOLDER shall notify USFLORAL in writing of each disputed item (collectively, the "Disputed Amounts"), and specify the amount thereof in dispute within thirty business days after the delivery of the Closing Date Balance Sheet to the STOCKHOLDER. If USFLORAL and the STOCKHOLDER cannot resolve any such dispute which would eliminate or reduce the amount of the Net Worth Deficiency, then such dispute shall be resolved by an independent nationally recognized accounting firm which is reasonably acceptable to USFLORAL and the STOCKHOLDER (the "Independent Accounting Firm"). The determination of the Independent Accounting Firm shall be made as promptly as practical and shall be final and binding on the parties, absent manifest error which error may only be corrected by such Independent Accounting Firm. Any expenses relating to the engagement of the Independent Accounting Firm shall be allocated between USFLORAL and the STOCKHOLDER so that the STOCKHOLDER's aggregate share of such costs shall bear the same proportion to the total costs that the Disputed Amounts unsuccessfully contested by the STOCKHOLDER (as finally determined by the Independent Accounting Firm) bear to the total of the Disputed Amounts so submitted to the Independent Accounting Firm. In the absence of notification by the STOCKHOLDER to USFLORAL of Disputed Amounts within the thirty business day period provided for above, any Net Worth Deficiency shall be paid by the STOCKHOLDER to USFLORAL by wire transfer of immediately available funds within ten business days after the expiration of such thirty business day period. If the STOCKHOLDER gives USFLORAL timely notice of Disputed Amounts, any Net Worth Deficiency shall be paid by the STOCKHOLDER to USFLORAL by wire transfer of immediately available funds within ten business days after resolution of the Disputed Amounts pursuant to the procedures above set forth.

     4.2 (a) Any indemnification obligations of the STOCKHOLDER pursuant to Sections 12.1 and 12.2 hereof and amounts payable pursuant to Section 4.1 hereof, shall be satisfied initially by application of the amounts escrowed for such purpose under the following paragraph.

          (b) At the Closing, $500,000 shall be withheld from the Merger Consideration and shall be deposited with a financial institution mutually agreed to by the parties (the "Escrow Agent") for a period of twelve months, to be administered in accordance with the terms and conditions of an Escrow Agreement in substantially the form of Annex I hereto.

 5   CLOSING; MERGER EFFECTIVE DATE

     Within two business days following the date on which the price of the shares of USFLORAL Stock in the initial public offering of USFLORAL Stock described in Section 9.5 shall have been determined, the parties shall take all actions necessary to effect the Merger (excluding the filing with the appropriate state authorities of the Articles of Merger which shall become effective on the Merger Effective Date) and to effect the conversion and delivery of shares and funds referred to in Sections 2 and 3 hereof (hereinafter referred to as the "Closing"); provided, that such actions shall not include the actual completion of the Merger or the conversion and delivery of the shares or payment of the Merger Consideration, which actions shall only be taken on the Merger Effective Date as herein provided. The Closing shall take place at the offices of Fitzsimmons, Roberts & Paine, Suite 3850, 20 North Wacker Drive, Chicago, Illinois, or at such other location as the parties may agree. The date on which the Closing shall occur shall be referred to as the "Closing Date." Concurrently with the closing in respect of the initial public offering of USFLORAL Stock, the Merger shall become effective and all transactions contemplated by this Agreement, including the conversion and delivery of shares and the delivery of the Merger Consideration (subject to the provisions of Sections 4.2 and 16 hereof) shall occur and be deemed to be completed. The date on which the Merger is effected shall be referred to as the "Merger Effective Date." During the period from the Closing Date to the Merger Effective Date, this Agreement may only be terminated by the parties if the underwriting agreement in respect of the initial public offering of USFLORAL Stock is terminated pursuant to the terms of such agreement. This Agreement shall in any event terminate if the Merger Effective Date has not occurred within 10 business days of the Closing Date.

 6   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

     As of the date hereof and as of each of the Closing Date and the Merger Effective Date, the STOCKHOLDER represents and warrants to USFLORAL and NEWCO as follows.

     6.1  Due Organization.  The COMPANY is a corporation duly organized,
          ----------------
validly existing and in good standing under the laws of its state of incorporation, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities necessary to carry on its business in the places and in the manner as now conducted except (i) as set forth on Schedule 6.1 or (ii) where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the COMPANY taken as a whole (a "Material Adverse Effect"). True, complete and correct copies of the Articles of Incorporation (certified by the Secretary of State of the state of incorporation of the COMPANY and Bylaws (certified by the Secretary of the COMPANY) have heretofore been delivered to USFLORAL. The stock records and minute books of the COMPANY, as heretofore made available to USFLORAL, are correct and complete.

     6.2  Authorization.  The STOCKHOLDER and the COMPANY have full legal right,
          -------------
power and authority to enter into this Agreement and have the full legal right, power and authority to enter into the Merger.

     6.3  Capital Stock of the Company.  The authorized capital stock of the
          ----------------------------
COMPANY consists solely of 10,000 shares of common stock, of which 50 shares are issued and outstanding, and 1,000 shares of preferred stock, no shares of which are issued and outstanding. All of the issued and outstanding shares of the capital stock of the COMPANY are owned by the STOCKHOLDER, and are free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of COMPANY Stock have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the STOCKHOLDER, and further, such shares were offered, issued, sold and delivered by the COMPANY in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present stockholder.

     6.4  Transactions in Capital Stock.  The COMPANY has not acquired any
          -----------------------------
treasury stock since January 1, 1995. No option, warrant, call, conversion right or commitment of any kind exists which obligates the COMPANY to issue any of its authorized but unissued capital stock. In addition, the COMPANY has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

     6.5  No Bonus Shares.  None of the shares of the COMPANY Stock was issued
          ---------------
pursuant to awards, grants or bonuses.

     6.6  Subsidiaries.  The COMPANY has no subsidiaries, and does not own, of
          ------------
record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity. The COMPANY is not, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity.

     6.7  Predecessor Status; etc..  Set forth in Schedule 6.7 is a listing of
          ------------------------
all names of all predecessor companies of the COMPANY, including the names of any entities from whom the COMPANY previously acquired significant assets. The COMPANY has never been a subsidiary or division of another corporation nor been a part of an acquisition which was later rescinded.

     6.8  Spin-off by the COMPANY.  Since January 1, 1996, there has not been
          -----------------------
any sale or spin-off of significant assets of the COMPANY other than in the ordinary course of business.

     6.9  Financial Statements.  Copies of the following financial statements
          --------------------
(the "Financial Statements") of the COMPANY (audited with the exception that the December 31, 1996 Financial Statements are tentative and subject to review) have previously been delivered to USFLORAL: the COMPANY's Balance Sheet as of each of December 31, 1996, 1995 and 1994 and Statements of Income, Cash Flows and Retained Earnings for each of the years in the three year period ended December 31, 1996. Attached hereto as Schedule 6.9 are copies of the COMPANY's unaudited Balance Sheets as of each of April 30, 1997 and 1996 (April 30, 1997 being hereinafter referred to as the "Balance Sheet Date") and Statements of Income, Cash Flows and Retained Earnings for the four (4) month periods then ended.
Such Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as noted). Except as set forth on Schedule 6.9, such Balance Sheets are correct and complete, present fairly the assets, liabilities and financial position of the COMPANY as of the dates indicated thereon, and such Statements of Income, Cash Flows and Retained Earnings are correct and complete and present fairly the results of its operations for the periods indicated thereon.

     6.10 Liabilities and Obligations.  Attached hereto as Schedule 6.10 is an
          ---------------------------
accurate list of all material liabilities of the COMPANY, which are reflected in the April 30, 1997 Balance Sheet and any significant liabilities incurred thereafter (through the date of certification of Schedule 6.10) in the ordinary course of business, or material liabilities which are not reflected in the April 30, 1997 Balance Sheet, of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, together with, in the case of those liabilities which are not fixed, an estimate of the maximum amount which may be payable. For each such liability for which the amount is not fixed or is contested, the STOCKHOLDER has provided USFLORAL with the following information:

          (i) a summary description of the liability together with the following:

                 (a) copies of all relevant documentation relating thereto;

                 (b) amounts claimed and any other action or relief sought; and

                 (c) names of claimant and all other parties to the claim, suit or proceeding.

          (ii) the name of each court or agency before which such claim, suit or proceeding is pending;

          (iii)  the date such claim, suit or proceeding was instituted; and

          (iv) a reasonable best estimate by the STOCKHOLDER of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the STOCKHOLDER's best estimate shall for purposes of this Agreement be deemed to be zero.

     6.11 Accounts and Notes Receivable.  Attached hereto as Schedule 6.11 is an
          -----------------------------
accurate list as of the Balance Sheet Date of the accounts and notes receivable of the COMPANY, including receivables from and advances to employees and the STOCKHOLDER, including any such amounts which are not reflected in the April 30, 1997 Balance Sheet. The STOCKHOLDER has provided USFLORAL with an aging of all accounts and notes receivable as of June 30, 1997 showing amounts due in 30 day aging categories. The accounts receivable reflected on the Closing Date Balance Sheet will be collectible in the ordinary course of business in the amounts reflected thereon, net of any provision for bad debts set forth in the Closing Date Balance Sheet.

     6.12 Permits and Intangibles.  Attached hereto as Schedule 6.12 is an
          -----------------------
accurate list and summary description, as of the Balance Sheet Date, of all permits, titles, licenses, franchises, certificates, trademarks, trade names, service marks, patents, patent applications and copyrights owned or held by the COMPANY, all of which are now valid, in good standing and in full force and effect. Except as set forth on Schedule 6.12, such permits, licenses, orders, approvals, franchises, etc. are adequate for the operation of the COMPANY's business as presently constituted. Except as set forth on Schedule 6.12, the STOCKHOLDER has delivered to USFLORAL a description and copies as of the date of this Agreement, of all material records, reports, notifications, permits, pending permit applications, engineering studies, environmental impact studies, filed or submitted or required to be filed or submitted to governmental agencies and of all material notifications from such governmental agencies relating to the above or relating to the discharge or release of materials into the environment or otherwise relating to the protection of the public health or the environment.

     6.13 Real and Personal Property.  The personal property owned and leased by
          --------------------------
the COMPANY and the real property leased by the COMPANY include all assets and properties necessary for the COMPANY to conduct its business as currently conducted. Attached hereto as Schedule 6.13 is an accurate list, including substantially complete descriptions as of the Balance Sheet Date, of all leases for real and personal property to which the COMPANY is a party and a description of the real and personal property leased by the COMPANY thereunder, and including an indication as to which assets are now or were formerly owned by the STOCKHOLDER or affiliates (which term, as used herein, shall have the meaning ascribed thereto in Rule 144(a)(1) under the Securities Act of 1933, as amended) of the COMPANY. The STOCKHOLDER has heretofore delivered to USFLORAL true and correct copies of all leases for equipment and properties on which are situated buildings, warehouses and other structures used in the operation of the business of the COMPANY. Except as set forth on Schedule 6.13, substantially all of the trucks, machinery and equipment of the COMPANY are in good working order and condition, ordinary wear and tear excepted, and the COMPANY has good and marketable title thereto and to all other personal property owned by it, free and clear of liens, encumbrances and claims of any kind. All leases described on Schedule 6.13 have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of the COMPANY and, to the knowledge of the STOCKHOLDER, no other party to any such lease is in default thereunder and such leases constitute the legal, valid and binding obligations of such other parties. All fixed assets used by the COMPANY in the operation of its business are either owned by the COMPANY or leased under an agreement set forth on Schedule 6.13. The STOCKHOLDER has heretofore delivered to USFLORAL copies of all title reports and title insurance policies received or held by him or the COMPANY. The STOCKHOLDER has indicated on Schedule 6.13 a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of the COMPANY has devoted any significant effort or expenditure in the two year period prior to the date of this Agreement, which if pursued by the COMPANY would require additional expenditures of significant efforts or capital.

     6.14 Material Contracts and Commitments.  Attached hereto as Schedule 6.14
          ----------------------------------
is an accurate list, as of the Balance Sheet Date, of all material contracts, commitments and similar agreements to which the COMPANY is a party or by which it or any of its properties are bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements). The STOCKHOLDER has heretofore delivered to USFLORAL true copies of such agreements. Except as set forth on Schedule 6.14, the COMPANY has complied with all material commitments and obligations pertaining to them, respectively, and are not in material default under any such agreement and no notice of default has been received. Except as set forth in Schedule 6.14, the COMPANY is not a party to any contract, agreement or other instrument or commitment which cannot be terminated by the COMPANY on no more than 30 days notice without any liability to the COMPANY which would have a Material Adverse Effect on the COMPANY taken as a whole. Except as set forth on Schedule 6.14, the COMPANY is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union. Except as set forth on Schedule 6.14, no employees of the COMPANY are represented by any labor union or covered by any collective bargaining agreement nor, to the knowledge of the STOCKHOLDER, is any organization campaign to establish such representation in progress. There is no pending or, to the knowledge of the STOCKHOLDER, threatened labor dispute involving the COMPANY and any group of its employees nor has the COMPANY experienced any labor interruptions over the past three years and the COMPANY considers its relationship with employees to be good. The COMPANY has never had a plant closing or mass lay-off (as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988) affecting in whole or in part any facility, operating unit or employee of the COMPANY.

     6.15 Title to and Condition of Real Property.  The STOCKHOLDER has good and
          ---------------------------------------
insurable title to the real property owned by him and leased to the COMPANY as indicated in Schedule 6.13 (the "STOCKHOLDER Real Property"), subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for those set forth in Schedule 6.15 ("Permitted Encumbrances"). On the Merger Effective Date, or thereafter as provided in Section 16 below, the STOCKHOLDER will convey to the COMPANY, and on the Merger Effective Date (or such later date as any STOCKHOLDER Real Property may be conveyed to the COMPANY pursuant to Section 16 below) the COMPANY will own, the STOCKHOLDER Real Property, subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance or charge, except for Permitted Encumbrances. There are no violations of any federal, state, county or local statute, law, code, rule, regulation, zoning or building ordinance or health or safety ordinance (collectively, the "Real Property Laws") relating to the STOCKHOLDER Real Property or other real property occupied by the COMPANY. The continued use, occupancy and operation by the COMPANY of real property as currently used, occupied and operated complies in all material respects with all Real Property Laws, and all permits required so to do have been issued and are in full force and effect. No insurer has suspended, revoked, modified, annulled or refused to issue any policy of casualty or liability insurance to the COMPANY with respect to the real property occupied by it. To the STOCKHOLDER's knowledge, there is no existing, pending or contemplated condemnation of any part of such real property or change in any of its zoning classification. All components of all buildings, structures and other improvements situated on such real property, including, but not limited to, the roofs and structural elements and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, systems and facilities, are in good operating condition and repair, ordinary wear and tear excepted.

     6.16 Insurance.  Attached hereto as Schedule 6.16 is an accurate list, as
          ---------
of the Balance Sheet Date, of all insurance policies carried by the COMPANY and an accurate list of all insurance loss runs or worker's compensation claims received for the past three policy years. The STOCKHOLDER has heretofore delivered to USFLORAL complete copies of all policies currently in effect. The insurance carried by the COMPANY with respect to its properties, assets and business is, to the STOCKHOLDER's knowledge, with financially sound insurers. Such insurance policies are currently in full force and effect and shall remain in full force and effect through the Merger Effective Date. The COMPANY's insurance has never been canceled and the COMPANY has never been denied coverage. The COMPANY has not failed to give any notice or present any claim thereunder in due and timely fashion.

     6.17 Officers, Directors and Employees Compensation.  Attached hereto as
          ----------------------------------------------
Schedule 6.17 is an accurate schedule showing all officers, directors and employees of the COMPANY and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of directors, officers and key employees, as of the Balance Sheet Date. The STOCKHOLDER has heretofore delivered to USFLORAL copies of the payroll lists covering all employees of the COMPANY as of a recent date. Since the Balance Sheet Date in the case of Schedule 6.17, and since the date of such payroll list in the case of all other employees, there have been no increases in the compensation payable to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

     6.18 Employee Plans.  Listed in Schedule 6.18 are all employee benefit
          --------------
plans, all employee welfare benefit plans, all employee pension benefit plans, all multi-employer plans and all multi-employer welfare arrangements (as defined in Sections 3(3), (1), (2), (37) and (40), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which are currently maintained and/or sponsored by the COMPANY, or to which the COMPANY currently contributes, or has an obligation to contribute in the future (including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements), together with a classification of employees covered thereby (collectively, the "Plans"). Complete and accurate copies of the Plans and any trusts related thereto have heretofore been delivered by the STOCKHOLDER to USFLORAL. Schedule
6.18 identifies all of the Plans that have been terminated within the past three years.

     6.19 Compliance with ERISA.  All Plans are in substantial compliance with
          ---------------------
all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable laws, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents. All Plans that are intended to qualify (the "Qualified Plans") under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") have been determined by the Internal Revenue Service to be so qualified, and copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R filed with respect to each such Qualified Plan or employee welfare benefit plan and most recent trustee or custodian report, are included as part of
Schedule 6.18. To the extent that any Qualified Plans have not been amended to comply with applicable law, the remedial amendment period permitting retroactive amendment of such Qualified Plans has not expired and will not expire on or prior to January 1, 1998. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, annual reports, summary annual reports, actuarial reports, PBGC-1 Forms, audits or tax returns) have been timely filed or distributed. None of: (i) the STOCKHOLDER; (ii) any Plan; or
(iii) the COMPANY has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA except for transactions for which an individual, class or statutory exemption exists under Section 4975 of the Code or Section 408 of ERISA. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and the COMPANY does not currently have (nor at the Closing Date will have) any direct or indirect liability whatsoever (including being subject to any statutory lien to secure payment of any such liability), to the Pension Benefit Guaranty Corporation ("PBGC") with respect to any such Plan under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty; and neither the COMPANY nor any member of a "controlled group" (as defined in ERISA Section 4001(a)(14)) currently has (or at the Closing Date will have) any obligation whatsoever to contribute to any "multi-employer pension plan" (as defined in ERISA Section 4001(a)(14), nor has any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, but not limited to, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred by any Plan.
Further:

          (i) there have been no terminations, partial terminations or discontinuance of contributions to any Qualified Plan;

          (ii) no Plan which is subject to the provisions of Title IV of ERISA has been terminated;

          (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Plan which were not properly reported;

          (iv) the valuation of assets of any Qualified Plan, as of the Closing Date, shall exceed the actuarial present value of all accrued pension benefits under any such Qualified Plan in accordance with the assumptions contained in the Regulations of the PBGC governing the funding of terminated defined benefit plans;

          (v) with respect to Plans which qualify as "group health plans" under Section 4980B of the Internal Revenue Code and Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA"), the COMPANY and the STOCKHOLDER have complied (and on the Closing Date will have complied), in all respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such plans, and the COMPANY will not have (and will incur no) direct or indirect liability and is not (and will not be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by the COMPANY or the STOCKHOLDER, at any time prior to the Closing Date, to comply with any such federal or state benefit continuation requirement, which is capable of being assessed or asserted before or after the Closing Date directly or indirectly against the COMPANY or the STOCKHOLDER with respect to such group health plans;

          (vi) the COMPANY is not now nor has it been within the past five years a member of a "controlled group" as defined in ERISA Section 4001(a)(14);

          (vii) there is no pending litigation, arbitration, or disputed claim, settlement or adjudication proceeding, and to the STOCKHOLDER's knowledge, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding, or any governmental or other proceeding, or investigation with respect to any Plan, or with respect to any fiduciary, administrator, or sponsor thereof (in their capacities as such), or any party in interest thereof;

          (viii) the Financial Statements as of the Balance Sheet Date reflect the approximate total pension, medical and other benefit expense for all Plans, and no material funding changes or irregularities are reflected thereon which would cause such Financial Statements to be not representative of most prior periods; and

          (ix) the COMPANY has not incurred liability under Section 4062 of ERISA.

     6.20 Conformity with Law.  Except as set forth on Schedule 6.20, the
          -------------------
COMPANY is not in violation of any law or regulation or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction which would have a Material Adverse Effect on the COMPANY taken as a whole; and except as set forth on Schedule 6.20, there are no claims, actions, suits or proceedings, pending or to the STOCKHOLDER's knowledge, threatened, against or affecting the COMPANY, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. The COMPANY has conducted and is conducting its business in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which might have a Material Adverse Effect on the COMPANY taken as a whole.

     6.21 Taxes.  The COMPANY has filed or will file in a timely manner all
          -----
requisite federal, state, local and other tax returns for all fiscal periods ended on or before the Closing Date. There are no open years, examinations in progress or claims against the COMPANY for federal and other taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim, whether pending or threatened, for taxes has been received. The amounts shown as accruals for taxes on the Financial Statements, as of the Balance Sheet Date, are sufficient for the payment of all taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. True, correct and complete copies of (i) all tax examinations, (ii) extensions of statutory limitations and
(iii) the federal and local income tax returns and franchise tax returns of the COMPANY for the last three fiscal years have heretofore been delivered by the STOCKHOLDER to USFLORAL. The COMPANY made an election to be taxed under the provisions of Subchapter S of the Internal Revenue Code effective January 1, 1987 and at no time thereafter has been taxed under the provisions of Subchapter C of the Internal Revenue Code. The COMPANY has a taxable year ended December 31 and has not made an election to retain a fiscal year other than December 31 under Section 444 of the Internal Revenue Code. The COMPANY currently utilizes the accrual method of accounting for income tax purposes and has not changed its method of accounting in the past five years.

     6.22 Completeness; No Violations.  The certified copies of the Articles of
          ---------------------------
Incorporation and Bylaws, both as amended to date, of the COMPANY, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents which are included on schedules attached hereto or have been delivered to USFLORAL in connection with the transactions contemplated hereby are complete and correct; neither the COMPANY nor, to the knowledge of the STOCKHOLDER, any other party thereto, is in material default thereunder; and, except as set forth in the schedules and documents attached to this Agreement, the rights and benefits of the COMPANY thereunder will not be materially and adversely affected by the transactions contemplated hereby; and the execution of this Agreement and the performance of the obligations hereunder will not result in a material violation or breach or constitute a material default under any of the terms or provisions thereof. Except as set forth on Schedule 6.22, none of such leases, instruments, agreements, contracts, licenses, permits, certificates or other documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect. The consummation of the transactions contemplated hereby will not give rise to any right of termination, cancellation or acceleration or result in the loss of any right or benefit thereunder.

     6.23 Government Contracts.  The COMPANY is not now nor has it ever been a
          --------------------
party to any governmental contracts subject to price redetermination or renegotiation.

     6.24 Inventory.  The hard goods inventory of the COMPANY reflected in the
          ---------
April 30,1997 Balance Sheet, and the hard goods inventory acquired by the COMPANY since the date thereof, net, in each case, of provisions for shrinkage and obsolescence, if any, reflected on the balance sheet and the COMPANY's books and records, are and will at the Closing Date be usable and salable in the ordinary course of the COMPANY's business consistent with past practice.

     6.25 Absence of Changes.  Since the Balance Sheet Date, there has not been:
          ------------------

          (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the COMPANY;

          (ii) any damage, destruction or loss (whether or not covered by insurance) which has had a Material Adverse Effect on the COMPANY, taken as a whole;

          (iii) any change in the authorized capital of the COMPANY or in its securities outstanding or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

          (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the COMPANY in an aggregate amount greater than $25,000, except for dividends and distributions to the STOCKHOLDER in amounts not in excess of those necessary to cover the payment of income taxes by the STOCKHOLDER attributable to the COMPANY's Subchapter S income;

          (v) any increase in the compensation, bonus, sales commissions or fees arrangement payable or to become payable by the COMPANY to any of its officers, directors, employees, consultants or agents other than ordinary salary increases implemented on a basis consistent with past practices;

          (vi) any work interruptions, labor grievances or claims filed, or any proposed law or regulation or any event or condition of any character, which has had a Material Adverse Effect on the COMPANY, taken as a whole;

          (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of the COMPANY to any person, including, without limitation, the STOCKHOLDER and their affiliates;

          (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the COMPANY, including without limitation any indebtedness or obligation of the STOCKHOLDER or any affiliate thereof;

          (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, properties or rights of the COMPANY or requiring consent of any party to the transfer and assignment of any such assets, properties or rights;

          (x) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any properties, rights or assets of the COMPANY;

          (xi)   any waiver of any material rights or claims of the COMPANY;

          (xii) any breach, amendment or termination of any material contract, agreement, license, permit or other right to which the COMPANY is a party; or

          (xiii) any transaction by the COMPANY outside the ordinary course of its business.

     6.26 Deposit Accounts; Powers of Attorney.  Attached hereto as Schedule
          ------------------------------------
6.26 is an accurate list, as of the date of this Agreement, of:

          (i) the name of each financial institution in which the COMPANY has accounts or safe deposit boxes;

          (ii)   the names in which the accounts or boxes are held;

          (iii)  the type of account; and

          (iv) the name of each person authorized to draw thereon or have access thereto.

Schedule 6.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the COMPANY and a description of the terms of such power.

     6.27 Environmental Matters.  To the knowledge of the STOCKHOLDER, the
          ---------------------
COMPANY and the STOCKHOLDER have complied with and are in material compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to the COMPANY or any of its properties, assets, operations and businesses or to the STOCKHOLDER Real Property relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances (as such terms are defined in any applicable Environmental
Law) except (i) as set forth on Schedule 6.27 and (ii) to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, would not have a Material Adverse Effect on the COMPANY, taken as a whole. The COMPANY has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances and have reported, to the extent required by all Environmental Laws, all past and present sites owned or operated by the COMPANY where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled. Except as set forth on Schedule 6.27, there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by the COMPANY except as permitted by Environmental Laws. The STOCKHOLDER knows of no on-site location to which the COMPANY has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the COMPANY, USFLORAL, NEWCO or the Surviving Corporation for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. The COMPANY has no contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

     6.28 Underground Storage Tanks.  Except as set forth on Schedule 6.28, the
          -------------------------
COMPANY has never owned or leased any real estate having any underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 and/or other applicable federal, state or local laws, rules and regulations and requirements. As to each such underground storage tank ("UST") identified in Schedule 6.28, the COMPANY has heretofore provided to USFLORAL all documents and information pertaining to each UST that the COMPANY has, including without limitation, to the extent such documents and information exist, the following:

          (i) the location of the UST and whether the COMPANY currently owns or leases the property in which the UST is located;

          (ii) copies of all of the UST's manufacturer's literature, brochures, proposals and contract documents describing the UST system and all manufacturer's warranties covering the UST system;

          (iii)  the date of installation and specific use or uses of the UST;

          (iv) copies of all UST tank and piping tightness tests and cathodic protection tests and similar studies or reports for all periods;

          (v)    a copy of the COMPANY's Notification For UST;

          (vi) all other records with regard to the UST such as the results of groundwater or soil tests; and

          (vii) a summary description of all instances in which the UST failed to meet applicable standards and regulations for tightness or otherwise.

     6.29 Validity of Obligations.  The execution and delivery of this Agreement
          -----------------------
by the COMPANY and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the COMPANY and the STOCKHOLDER, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the COMPANY and the STOCKHOLDER.

     6.30 Relations with Governments.  The COMPANY has not made, offered or
          --------------------------
agreed to offer anything of value to any governmental official, political party or candidate for government office nor has the COMPANY otherwise taken any action which would cause the COMPANY to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect.

     6.31 Disclosure.  Without limiting any exclusion, exception or other
          ----------
limitation contained in any of the representations and warranties made herein, this Agreement and the schedules hereto and all other documents and information furnished to USFLORAL and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If the STOCKHOLDER becomes aware of any fact or circumstance which would change a representation or warranty of the STOCKHOLDER in this Agreement or any representation made on behalf of the COMPANY, the STOCKHOLDER shall immediately give notice of such fact or circumstance to USFLORAL. However, such notification shall not relieve the COMPANY or the STOCKHOLDER of their respective obligations under this Agreement, and at the sole option of USFLORAL, the truth and accuracy of any and all warranties and representations of the STOCKHOLDER, at the date of this Agreement and at the Closing Date and the Merger Effective Date, shall be a precondition to the consummation of this transaction.

     6.32 Authority; Ownership.  The STOCKHOLDER has the full legal right, power
          --------------------
and authority to enter into this Agreement. The STOCKHOLDER owns beneficially and of record all of the issued and outstanding shares of COMPANY Stock.

     6.33 Registration Statement.  The STOCKHOLDER has received the prospectus
          ----------------------
included in the draft Registration Statement delivered to him on or about August 2, 1997 that describes, among other things, the Merger, the other acquisitions proposed to be undertaken by USFLORAL and the target companies of the other acquisitions. The STOCKHOLDER has reviewed the Registration Statement and has had an adequate opportunity to ask questions and receive answers to his satisfaction from the officers of USFLORAL concerning the business, operations and financial condition of USFLORAL.

 7   REPRESENTATIONS OF USFLORAL AND NEWCO

     As of the date hereof and as of each of the Closing Date and the Merger Effective Date, USFLORAL and NEWCO, jointly and severally, represent and warrant to the STOCKHOLDER and the COMPANY as follows.

     7.1  Due Organization.  USFLORAL and NEWCO are corporations duly organized,
          ----------------
validly existing and in good standing under the laws of the State of Delaware, and are duly authorized, qualified and licensed under all applicable laws, regulations, and ordinances of public authorities to carry on their respective businesses in the places and in the manner as now conducted except the states where the failure to be so authorized, qualified or licensed would not have a Material Adverse Effect on their respective businesses. True, complete and correct copies of the Articles of Incorporation (certified by the Secretary of State of the State of Delaware) and the Bylaws, as amended, of USFLORAL and NEWCO (certified by the Secretary of the respective corporations) have heretofore been delivered by USFLORAL to the STOCKHOLDER.

     7.2  Authorization.  The representatives of USFLORAL and NEWCO executing
          -------------
this Agreement have the corporate authority to enter into and bind USFLORAL and NEWCO by the terms of this Agreement. USFLORAL and NEWCO have full legal right, power and authority to enter into this Agreement and have the full legal right, power and authority to enter into the Merger. The execution and delivery of this Agreement by USFLORAL and NEWCO and the performance of the transactions contemplated herein have been duly and validly authorized by the Boards of Directors of USFLORAL and NEWCO, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of USFLORAL and NEWCO.

     7.3  No Conflicts.  The execution, delivery and performance of this
          ------------
Agreement, the consummation of any transactions herein referred to or contemplated by and the fulfillment of the terms hereof and thereof will not:

          (i) conflict with, or result in a breach or violation of, the Certificate of Incorporation or Bylaws of either USFLORAL or NEWCO;

          (ii) materially conflict with, or result in a material default (or constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which either USFLORAL or NEWCO is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of USFLORAL's or NEWCO's properties pursuant to (A) any law or regulation to which USFLORAL or NEWCO, or any of their property is subject, or (B) any judgment, order or decree to which USFLORAL or NEWCO is bound or any of their property is subject;

          (iii) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of USFLORAL or NEWCO; or

          (iv) require any filing or other notice under the Hart-Scott-Rodino Antitrust Improvement Act.

     7.4  Validity of Obligations.  The execution and delivery of this Agreement
          -----------------------
by USFLORAL and NEWCO and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of USFLORAL and the Board of Directors and the stockholder of NEWCO, and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of USFLORAL and NEWCO, respectively.

     7.5  Other Agreements.  Prior to the consummation of the Merger, USFLORAL
          ----------------
and NEWCO have no material properties or assets and are not party to any contracts other than this Agreement, the letter of intent between USFLORAL and the STOCKHOLDER, certain employment agreements with officers of USFLORAL and those agreements and letters of intent listed on Schedule 7.5 hereof.

 8   COVENANTS OF THE STOCKHOLDER AND COMPANY PRIOR TO CLOSING

     8.1  Access and Cooperation.  Between the date of this Agreement and the
          ----------------------
Closing Date, the COMPANY will afford to the officers and authorized representatives of USFLORAL access, during normal business hours and upon reasonable notice, to all of the COMPANY's sites, properties, books and records and will furnish USFLORAL with such additional financial and operating data and other information as to the business and properties of the COMPANY as USFLORAL may from time to time reasonably request in writing. The COMPANY will cooperate with the reasonable requests of USFLORAL, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. USFLORAL will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 15 hereof.

     8.2  Conduct of Business.  Between the Balance Sheet Date and the Merger
          -------------------
Effective Date, the STOCKHOLDER will cause the COMPANY to:

          (i) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

          (ii) maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

          (iii) perform all of its respective material obligations under agreements relating to or affecting its assets, properties or rights;

          (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

          (v) use its best efforts to maintain and preserve its business organization intact, retain its respective present employees and maintain its respective relationships with suppliers, customers and others having business relations with the COMPANY;

          (vi) maintain compliance with all permits, laws, rules and regulations, consent orders, etc.;

          (vii) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, without the knowledge and written consent of USFLORAL; and

          (viii) maintain present salaries and commission levels for all officers, directors, employees and agents, except ordinary salary increases implemented on a basis consistent with past practice.

     8.3  Prohibited Activities.  Between the Balance Sheet Date and the
          ---------------------
Merger Effective Date, the COMPANY will not, without prior written consent of
USFLORAL:

          (i)    make any change in its Articles of Incorporation or Bylaws;

          (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

          (iii) declare or pay any dividend or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock in an aggregate amount which together with all such payments made since December 31, 1996 does not exceed $25,000, except for dividends and distributions to the STOCKHOLDER to cover the payment of income taxes by the STOCKHOLDER attributable to the COMPANY's Subchapter S income;

          (iv) enter into any contract or commitment or incur or agree to incur any liability other than in the ordinary course of business consistent with past practice or make any capital expenditures in excess of $250,000 in the aggregate;

          (v) increase the compensation payable or to become payable to any officer, director, the STOCKHOLDER, employee or agent other than ordinary salary increases implemented on a basis consistent with past practices, or make any bonus or management fee payment to any such person;

          (vi) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except as set forth in Schedules 6.13 and 6.15;

          (vii) sell, assign, lease or otherwise transfer or dispose of any property or equipment, except in the normal course of business;

          (viii) negotiate for the acquisition of any business or the start-up of any new business;

          (ix) merge or consolidate or agree to merge or consolidate with or into any other corporation;

          (x)    waive any material rights or claims;

          (xi) breach or permit a breach, amend or terminate any material agreement or any permit, license or other right; or

          (xii) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

     8.4   Supplier Approval.  Prior to the Closing Date, the COMPANY shall
           -----------------
satisfy any requirement for notice and approval of the transactions contemplated by this Agreement under applicable supplier agreements, and shall provide USFLORAL with satisfactory evidence of such approvals.

     8.5  Notice to Bargaining Agents.  Prior to the Closing Date, the COMPANY
          ---------------------------
shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide USFLORAL with proof that any required notice has been sent.

     8.6  No Shop.  None of the STOCKHOLDER, the COMPANY or any agent, officer,
          -------
director or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Merger Effective Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

          (i) solicit or initiate the submission of proposals or offers from any person for,

          (ii)   participate in any discussions pertaining to, or

          (iii) furnish any information to any person other than USFLORAL or NEWCO relating to,

any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the COMPANY or a merger, consolidation or business combination of the COMPANY.

     8.7  Notification of Certain Matters.  The STOCKHOLDER and the COMPANY
          -------------------------------
shall give prompt notice to USFLORAL of (i) the occurrence or non-occurrence of any event known to the STOCKHOLDER or the COMPANY the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in Section 6 to be or become untrue or inaccurate in any material respect at or prior to the Closing Date or Merger Effective Date and (ii) any material failure of the STOCKHOLDER or the COMPANY to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. The delivery of any notice pursuant to this Section 8.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 8.8, (ii) modify the conditions set forth in Sections 9 and 10 or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     8.8  Amendment of Schedules.  Each party hereto agrees that, with respect
          ----------------------
to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Merger Effective Date to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided that no amendment or supplement to a Schedule that constitutes or reflects a material adverse change to the COMPANY may be made unless USFLORAL consents to such amendment or supplement; and provided further, however, that USFLORAL may not withhold consent to such amendment or supplement if the same relates to (i) changes in facts or circumstances occurring subsequent to the date hereof, or (ii) facts and circumstances existing as of the date hereof that were not disclosed by the STOCKHOLDER because he did not have knowledge of them, (but, with respect to facts and circumstances described in (ii) only to the extent that the omission thereof from the Schedules attached hereto as of the date hereof was not the result of a lack of good faith diligence on the part of the STOCKHOLDER). No amendment of a supplement to a Schedule shall be made later than 48 hours prior to the anticipated effectiveness of the Registration Statement defined in Section 9.5.

     8.9  Environmental Matters.  The COMPANY has ordered and will cause to be
          ---------------------
delivered to USFLORAL as promptly as is practicable, at its expense, a Phase II Environmental Site Assessment (the "Assessment") of the property located at 2626
N. Clybourn, Chicago, Illinois (the "Clybourn Property"). The COMPANY will timely and fully remediate the Clybourn Property to the reasonable satisfaction of USFLORAL. In the event remediation is not completed prior to the Merger Effective Date and USFLORAL elects to have title to the Clybourn Property transferred prior to Closing, such sum as is reasonably necessary to complete the remediation shall be withheld from the Merger Consideration and deposited with the Escrow Agent to secure the full and timely completion of the remediation. The escrowed sum shall be administered in accordance with the terms and conditions of an escrow agreement as mutually agreed to by the parties.

 9   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDER AND THE COMPANY

     The obligations of the STOCKHOLDER and the COMPANY hereunder are subject to the satisfaction on or prior to the Closing Date (or such earlier date specified below) of the following conditions:

     9.1  Representations and Warranties; Performance of Obligations.  The
          ----------------------------------------------------------
representations and warranties of USFLORAL and NEWCO contained in Section 7 shall be accurate as of the Closing Date and as of the Merger Effective Date as though such representations and warranties had been made as of such times; all of the terms, covenants and conditions of this Agreement to be complied with and performed by USFLORAL and NEWCO on or before the Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated the Merger Effective Date and signed by a duly authorized agent, the President or any Vice President of USFLORAL shall have been delivered to the STOCKHOLDER.

     9.2  No Litigation.  No action or proceeding before a court or any other
          -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger or any of the other transactions contemplated hereby and no governmental agency or body shall have taken any other action or made any request of the COMPANY as a result of which the management of the COMPANY deems it inadvisable to proceed with the transactions hereunder.

     9.3  Employment Agreements.  The Surviving Corporation shall execute and
          ---------------------
deliver Employment Agreements, in the form of Annex II attached hereto, to each of the persons listed on Schedule 9.3 hereto, calling for the payment of the compensation identified for each such person, respectively, on Schedule 9.3.


     9.4  Opinion of Counsel.  The STOCKHOLDER shall have received an opinion
          ------------------
from counsel for USFLORAL, dated the Merger Effective Date, in form and substance satisfactory to the STOCKHOLDER, to the effect that:

          (i) USFLORAL and NEWCO have been duly organized and are validly existing in good standing under the laws of the States of Delaware; and

          (ii) this Agreement has been duly authorized, executed and delivered by USFLORAL and NEWCO and constitutes a valid and binding agreement of USFLORAL and NEWCO enforceable in accordance with its terms, except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors and except (X) as the same may be subject to the effect of general principles of equity and (Y) that no opinion need be expressed as to the enforceability of indemnification provisions included herein.

     9.5  Registration Statement.  USFLORAL shall have filed with the Securities
          ----------------------
and Exchange Commission ("SEC") a registration statement on Form S-1 covering the offer and sale of shares of USFLORAL Stock (the "Registration Statement"). The Registration Statement shall have been declared effective by the SEC not later than December 24, 1997 and the underwriters named therein shall have agreed to acquire, subject to the conditions set forth in the underwriting agreement, the shares of USFLORAL Stock covered by such Registration Statement.

10   CONDITIONS PRECEDENT TO OBLIGATIONS OF USFLORAL AND NEWCO

     The obligations of USFLORAL and NEWCO hereunder are, at their option, subject to the satisfaction, on or prior to the Closing Date (or such earlier date specified below), of the following conditions:

     10.1 Representations and Warranties; Performance of Obligations.  The
          ----------------------------------------------------------
STOCKHOLDER shall have delivered to USFLORAL a certificate dated the Merger Effective Date and signed by him to the effect that all the representations and warranties of the STOCKHOLDER contained in this Agreement shall be true on and as of the Closing Date and as of the Merger Effective Date with the same effect as though such representations and warranties had been made on and as of such dates, except for matters expressly disclosed in the certificate or a schedule thereto; each and all of the agreements of the STOCKHOLDER and the COMPANY to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed.

     10.2 No Litigation.  No action or proceeding before a court or any other
          -------------
governmental agency or body shall have been instituted or threatened to restrain or prohibit the Merger or any of the other transactions contemplated hereby and no governmental agency or body shall have taken any other action or made any request of USFLORAL as a result of which the management of USFLORAL deems it inadvisable to proceed with the transactions hereunder.

     10.3 Examination of Financial Statements.  Prior to the Closing Date,
          -----------------------------------
USFLORAL shall have had sufficient time to review the unaudited balance sheets of the COMPANY as of June 30, 1997, and the unaudited statements of income, cash flow and stockholder's investment of the COMPANY for the periods then ended, disclosing no material adverse change in the financial condition of the COMPANY or the results of its operations from the financial statements originally furnished by the COMPANY as set forth in Schedule 6.9.

     10.4 No Material Adverse Change.  No material adverse change in the results
          --------------------------
of operations, financial position or business of the COMPANY shall have occurred, and the COMPANY shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, since the Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of the COMPANY to conduct its business; and USFLORAL shall have received on the Closing Date a certificate signed by the STOCKHOLDER dated the Merger Effective Date to such effect.

     10.5 Regulatory Review.  USFLORAL, through its authorized representatives,
          -----------------
shall have completed a satisfactory review of the practices and procedures of the COMPANY including, but not limited to, environmental and land use practices, import and export laws, compliance with contracts and federal, state and local laws and regulations governing the operations of the COMPANY; which review reflects compliance with all applicable laws governing the COMPANY, disclosing no material actual or probable violations, compliance problems, required capital expenditures or other substantive environmental, real estate and land use related concerns and which review is otherwise satisfactory in all respects to USFLORAL, in its sole discretion.

     10.6 STOCKHOLDER's Release.  At the Closing Date, the STOCKHOLDER shall
          ---------------------
have delivered to USFLORAL an instrument dated the Merger Effective Date releasing the COMPANY from any and all claims of the STOCKHOLDER against the COMPANY.

     10.7 Employment Agreements.  Each of the persons listed on Schedule 9.3
          ---------------------
shall execute and deliver an Employment Agreement, in the form of Annex II attached hereto, calling for the payment of the compensation identified for each such person, respectively, on Schedule 9.3.

     10.8 Opinion of Counsel.  USFLORAL shall have received an opinion from
          ------------------
Holleb & Coff, counsel to the STOCKHOLDER, dated the Merger Effective Date, in form and substance satisfactory to USFLORAL, to the effect that with respect to the COMPANY:

          (i) the COMPANY has been duly organized and is validly existing in good standing under the laws of the state of its incorporation;

          (ii) to the knowledge of such counsel, the COMPANY is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner as now conducted;

          (iii) the authorized and outstanding capital stock of the COMPANY is as represented by the STOCKHOLDER in this Agreement and each share of such stock has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of the preemptive rights of any stockholder;

          (iv) to the knowledge of such counsel, the COMPANY does not have any outstanding options, warrants, calls, conversion rights or other commitments of any kind to issue or sell any of its capital stock;

          (v) this Agreement has been duly authorized, executed and delivered by the COMPANY and the STOCKHOLDER and constitutes a valid and binding agreement of the COMPANY and the STOCKHOLDER enforceable in accordance with its terms except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors and except (X) as the same may be subject to the effect of general principles of equity and (Y) that no opinion need be expressed as to the enforceability of indemnification provisions included herein;

          (vi) to the knowledge of such counsel, except to the extent set forth on Schedule 6.20, the COMPANY is not in violation of or default under any law or regulation, or under any order of any court, commission, board, bureau, agency or instrumentality wherever located and there are no claims, actions, suits or proceedings pending, or threatened against or affecting the COMPANY, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located;

          (vii) to the knowledge of such counsel, except to the extent set forth on Schedule 6.14, the COMPANY is not in default under any of its material contracts or agreements or has received notice of such default;

          (viii) no notice to, consent, authorization, approval or order of any court or governmental agency or body or, to the knowledge of such counsel, of any other third party, is required in connection with the execution, delivery or consummation of this Agreement by the STOCKHOLDER or for the Merger; and

          (ix) the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions of the COMPANY's Articles of Incorporation or the by-laws or, to the knowledge of such counsel, of any lease, instrument, license, permit or any other agreement to which any COMPANY is a party or by which the COMPANY or the STOCKHOLDER is bound.

Such opinion shall include any other matters incident to the matters set forth herein as agreed to by the parties and their respective counsel.

     10.9 Consents and Approvals.  All necessary consents of and filings with
          ----------------------
any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger and no governmental agency or body shall have taken any other action or made any request of USFLORAL as a result of which USFLORAL deems it inadvisable to proceed with the transactions hereunder.

     10.10 Additional Liabilities and Obligations.  The STOCKHOLDER shall have
           --------------------------------------
delivered to USFLORAL a schedule (Schedule 10.10), dated the Merger Effective Date, setting forth all liabilities and obligations of the COMPANY arising since the Balance Sheet Date.

     10.11 Additional Contracts.  The STOCKHOLDER shall have delivered to
           --------------------
USFLORAL a schedule (Schedule 10.11), dated the Merger Effective Date, showing all material contracts and agreements, together with copies thereof, entered into by the COMPANY since the Balance Sheet Date.

     10.12 Good Standing Certificates.  The STOCKHOLDER shall have delivered to
           --------------------------
USFLORAL certificates, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the appropriate governmental authority in the COMPANY's state of incorporation and, unless waived by USFLORAL, in each state in which the COMPANY is authorized to do business, showing that the COMPANY is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the COMPANY for all periods prior to the dates of such certificates have been filed and paid.

     10.13 Registration Statement.  The Registration Statement shall have been
           ----------------------
declared effective by the SEC not later than December 24, 1997 and the underwriters named therein shall have agreed to acquire, subject to the conditions set forth in the underwriting agreement, the shares of USFLORAL Stock covered by such Registration Statement.

     10.14 Repayment of Indebtedness.  Prior to the Closing Date, the
           -------------------------
STOCKHOLDER shall have repaid the COMPANY in full all amounts owing by the STOCKHOLDER.

11   COVENANTS OF USFLORAL

     11.1 Mortgage Debt.  On the Merger Effective Date, USFLORAL shall have,
          -------------
subject to the provisions of Section 16 hereof, the option of either (i) paying the Mortgage Debt, or (ii) assuming the Mortgage Debt (if the holder of the Mortgage Debt consents).

     11.2 USFLORAL Stock Options.  As soon as practicable after the Closing,
          ----------------------
options to purchase such number of shares of USFLORAL Stock as shall have a fair market value on the Closing Date equal to 6.25% of the Merger Consideration provided for in Section 2.1 above shall be available for issuance to the key employees of the Surviving Corporation after the Closing, as determined by the Surviving Corporation's President (or other officer or director designated by the Surviving Corporation and acceptable to USFLORAL) in accordance with USFLORAL's policies, and authorized and issued under the terms of USFLORAL's Amended and Restated 1997 Long-Term Incentive Plan.

     11.3 Notification of Certain Matters.  USFLORAL shall give prompt notice to
          -------------------------------
the STOCKHOLDER of (i) the occurrence or non-occurrence of any event known to USFLORAL the occurrence of non-occurrence of which would be likely to cause any representation or warranty contained in Section 7 to be or become untrue or inaccurate in any material respect at or prior to the Closing Date or Merger Effective Date and (ii) any material failure of USFLORAL to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

12   INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     12.1 General Indemnification by the STOCKHOLDER.  Subject to the
          ------------------------------------------
limitations contained in Section 12.5 hereof, the STOCKHOLDER covenants and agrees that he will indemnify, defend, protect and hold harmless USFLORAL, NEWCO and the Surviving Corporation and their respective officers, stockholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement until the Expiration Date (as defined in Section 12.6) from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by USFLORAL, NEWCO or the Surviving Corporation as a result of or arising from: (i) any breach of the representations and warranties made by the STOCKHOLDER set forth herein or on the schedules or certificates delivered in connection herewith;
(ii) any nonfulfillment of any agreement on the part of the STOCKHOLDER or the COMPANY under this Agreement; or (iii) any liability under the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the COMPANY or the STOCKHOLDER, and provided to USFLORAL or its counsel by the COMPANY or the STOCKHOLDER, contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the COMPANY or the STOCKHOLDER required to be stated therein or necessary to make the statements therein not misleading, and not provided to USFLORAL or its counsel by the COMPANY or the STOCKHOLDER, provided, however, that such indemnity shall not inure to the benefit of USFLORAL, NEWCO and the Surviving Corporation to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the STOCKHOLDER provided, in writing, corrected information to USFLORAL for inclusion in the final prospectus, and such information was not so included.

     12.2 Specific Indemnification by the STOCKHOLDER.  Subject to the
          -------------------------------------------
limitations contained in Section 12.5 hereof, notwithstanding any disclosure made in this Agreement or in the Schedules or Exhibits, and notwithstanding any investigation by USFLORAL or NEWCO, the STOCKHOLDER covenants and agrees that he will indemnify, defend, protect and hold harmless USFLORAL, NEWCO and the Surviving Corporation and their respective officers, stockholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, successors and assigns at all times from and after the date of this Agreement, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by USFLORAL, NEWCO or the Surviving Corporation as a result of or incident to: (a) the existence of liabilities of the COMPANY in excess of the liabilities set forth on Schedule 6.10, to the extent of such excess; (b) all liability resulting from the litigation matters listed on
Schedule 6.20; and (c) all liability resulting from the environmental matters listed on Schedule 6.27.

     12.3 Indemnification by USFLORAL and NEWCO.  Subject to the limitations
          -------------------------------------
contained in Section 12.5 hereof, USFLORAL and NEWCO, jointly and severally, covenant and agree that they will indemnify, defend, protect and hold harmless the STOCKHOLDER at all times from and after the date of this Agreement from and against all claims, damages actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the STOCKHOLDER as a result of or arising from: (i) any breach of the representations and warranties made by USFLORAL and NEWCO set forth herein or on the schedules or certificates attached hereto; (ii) any nonfulfillment of any agreement on the part of USFLORAL under this Agreement;
(iii) any liabilities which the STOCKHOLDER may incur due to USFLORAL's failure to be responsible for the liabilities and obligations of the Surviving Corporation as provided in Section 1.5 hereof (except to the extent that USFLORAL has claims against the STOCKHOLDER by reason of such liabilities); or
(iv) any liability under the 1933 Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to USFLORAL contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to USFLORAL required to be stated therein or necessary to make the statements therein not misleading.

     12.4 Third Person Claims.  Promptly after any party hereto (hereinafter the
          -------------------
"Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement (a "Third Person") or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 12.1, 12.2, or 12.3 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently.
If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel); provided that the Indemnifying Party's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section 12 with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

     12.5 Limitations on Indemnification.  No Indemnified Party shall assert any
          ------------------------------
claim (other than a Third Person claim) for indemnification hereunder until such time as the aggregate of all claims which such Indemnified Party may have against an Indemnifying Party shall exceed an amount equal to two percent of the Merger Consideration, at which time, an Indemnified Party shall be entitled to seek indemnification for all claims not previously asserted pursuant to this
Section 12. For purposes of the preceding sentence, USFLORAL, NEWCO and the Surviving Corporation shall be considered to be a single Indemnifying and Indemnified Party and the STOCKHOLDER shall be considered to be a single Indemnifying and Indemnified Party. "Excess Net Worth" shall mean the amount, if any, by which the aggregate shareholder's equity as shown on the Closing Date Balance Sheet is greater than the (a) the aggregate shareholders' equity as shown on the December 31 Balance Sheet minus (b) $100,000. All indemnification obligations of the STOCKHOLDER with respect to unpaid accounts receivable pursuant to Section 6.11 hereof shall be reduced by the amount of any Excess Net Worth (but only to the extent such Excess Net Worth has not previously been utilized to reduce an indemnification obligation under this sentence). Notwithstanding any other term of this Agreement, in no event shall the STOCKHOLDER be liable under this Section 12 for an amount which exceeds the Merger Consideration.

     12.6 Survival of Representations and Warranties.  The parties agree that
          ------------------------------------------
representations and warranties made by the parties in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall survive for a period of twelve (12) months from the Merger Effective Date (which date is hereinafter called the "Expiration Date"), except that: (i) the representations and warranties contained in Subsection 6.21 hereof shall survive until such time as the limitations period has run for all tax periods ended prior to the Merger Effective Date, which shall be deemed to be the Expiration Date for purposes of this clause (i); (ii) the representations and warranties contained in Sections 6.27 and 6.28 hereof shall survive for a period of three years from the Merger Effective Date, which shall be deemed the

Expiration Date for purposes of this clause (ii); (iii) solely for purposes of
Section 12.1(iii) hereof, and solely to the extent that USFLORAL actually incurs liability under the 1933 Act, the Exchange Act, or any other Federal or state securities laws, the representations and warranties set forth herein shall survive for a period of three years from the Merger Effective Date, which shall be deemed to be the Expiration Date for purposes of this clause (iii); and (iv) any representations and warranties which serve as a basis of the indemnity obligations of the STOCKHOLDER under Section 12.2 shall survive the Merger Effective Date without time limitation.

     12.7 Sole Remedies.  The provisions of this Section 12 shall be the
          -------------
exclusive basis for assertion of claims against, or the imposition of liability on, the STOCKHOLDER in connection with this Agreement and/or the transactions contemplated hereby, whether based on contract, tort, statute, or otherwise, except to the extent that any such claim or liability is based on intentional misstatement, fraud or misrepresentation by the STOCKHOLDER.

13   TERMINATION OF AGREEMENT

     13.1 Termination by the Parties.  USFLORAL or the STOCKHOLDER may, by
          --------------------------
notice in the manner hereinafter provided on or before the Closing Date, terminate this Agreement if (i) a material default shall be made by the other party in the observance of in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date and shall not reasonably be expected to occur; (ii) the Registration Statement has not been declared effective by December 24, 1997; or (iii) the Merger Effective Date has not occurred by December 31, 1997.

     13.2 Termination by USFLORAL.  To the extent that any Schedules required to
          -----------------------
be provided by the COMPANY or the STOCKHOLDER as of the date of execution of this Agreement have not been so provided, they will be delivered to USFLORAL within 14 days of the date of this Agreement. USFLORAL may terminate this Agreement by written notice thereof given to the STOCKHOLDER within 10 days after its receipt of all of such Schedules.

     13.3 Liquidated Damages to USFLORAL.  If the STOCKHOLDER terminates this
          ------------------------------
Agreement after the satisfaction of the conditions set forth in Section 9 or if the Merger fails to occur because of the default of the COMPANY or the STOCKHOLDER, then, in addition to the other remedies available to USFLORAL at law, in equity or pursuant to this Agreement, the STOCKHOLDER shall pay to USFLORAL the sum of $500,000 as liquidated damages. It is hereby agreed that USFLORAL's damages in the event of a termination or default by the COMPANY hereunder are uncertain and impossible to ascertain and that the foregoing constitutes a reasonable liquidation of such damages and is intended not as penalty but as liquidated damages.

     13.4 Liquidated Damages to the STOCKHOLDER.  If USFLORAL or NEWCO
          -------------------------------------
terminates this Agreement after the satisfaction of the conditions set forth in
Section 10 or if the

Merger fails to occur because of the default of USFLORAL or NEWCO, then, in addition to the other remedies available to the STOCKHOLDER at law, in equity or pursuant to this Agreement, USFLORAL shall pay to the STOCKHOLDER the sum of $500,000 as liquidated damages. It is hereby agreed that the STOCKHOLDER's damages in the event of a termination or default by USFLORAL hereunder are uncertain and impossible to ascertain and that the foregoing constitutes a reasonable liquidation of such damages and is intended not as penalty but as liquidated damages.

14   NONCOMPETITION

     14.1 Prohibited Activities.  The STOCKHOLDER agrees that for a period of
          ---------------------
two years following the Merger Effective Date, he shall not:

          (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in the business of owning and/or operating a floral products business within the United States (the "Territory");

          (ii) call upon any person who is, at that time, within the Territory, an employee of USFLORAL or any subsidiary of USFLORAL in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of USFLORAL or such subsidiary;

          (iii) call upon any person or entity which is, at that time, or which has been, within one year prior to that time, a customer of USFLORAL or any subsidiaries of USFLORAL or of the COMPANY within the Territory for the purpose of soliciting or selling floral products within the Territory;

          (iv) call upon any prospective acquisition candidate, on his own behalf or on behalf of any competitor, which candidate was either called upon by any of them or for which any of them made an acquisition analysis for themselves or USFLORAL or any subsidiaries of USFLORAL or the COMPANY; or

          (v) disclose customers, whether in existence or proposed, of the COMPANY to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

     Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the STOCKHOLDER from (i) acquiring as an investment not more than one percent of the capital stock of a competing business, whose stock is traded on a national securities exchange or in the over-the-counter market, or (ii) engaging in any activity to which USFLORAL shall have provided its prior written consent.

     14.2 Damages.  Because of the difficulty of measuring economic losses to
          -------
USFLORAL and the Surviving Corporation as a result of the breach of the foregoing covenant, and because of the immediate and irreparable damage that would be caused to USFLORAL and the Surviving Corporation for which they would have no other adequate remedy, the STOCKHOLDER agrees that, in the event of a breach by him of the foregoing covenant, the covenant may be enforced by USFLORAL or the Surviving Corporation by, without limitation, injunctions and restraining orders.

     14.3 Reasonable Restraint.  It is agreed by the parties that the foregoing
          --------------------
covenants in this Section 14 impose a reasonable restraint on the STOCKHOLDER in light of the activities and business of USFLORAL on the date of the execution of this Agreement and the current and future plans of USFLORAL and the Surviving Corporation (as successor to the business of the COMPANY).

     14.4 Severability; Reformation.  The covenants in this Section 14 are
          -------------------------
severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     14.5 Independent Covenant.  All of the covenants in this  Section 14 shall
          --------------------
be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of the STOCKHOLDER against the COMPANY, Surviving Corporation or USFLORAL, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants. It is specifically agreed that the period of two years stated above, shall be computed by excluding from such computation any time during which the STOCKHOLDER is in violation of any provision of this Section 14 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any judgment) brought by any person, whether or not a party to this Agreement, in which action USFLORAL or the Surviving Corporation seek to enforce the agreements and covenants of the STOCKHOLDER or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement; provided, however, that if the STOCKHOLDER is found not to be in violation of his agreements or covenants in any such action the period during which the action was pending shall not be excluded from such computation.

     14.6 Materiality.  The STOCKHOLDER hereby agrees that this covenant is a
          -----------
material and substantial part of this transaction.

 15  NONDISCLOSURE OF CONFIDENTIAL INFORMATION

     15.1 The STOCKHOLDER.  The STOCKHOLDER recognizes and acknowledges that he
          ---------------
has in the past, currently has, and in the future may possibly have, access to certain confidential information of the COMPANY, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the COMPANY and the COMPANY's business. The STOCKHOLDER agrees that he will not disclose any confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of USFLORAL, unless such information becomes known to the public generally through no fault of the STOCKHOLDER. In the event of a breach or threatened breach by the STOCKHOLDER of the provisions of this Section, USFLORAL and the Surviving Corporation shall be entitled to an injunction restraining the STOCKHOLDER from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting USFLORAL and the Surviving Corporation from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     15.2 USFLORAL.  USFLORAL recognizes and acknowledges that it has in the
          --------
past, currently has, and prior to the Closing Date, will have access to certain confidential information of the COMPANY, such as lists of customers, operational policies, pricing and cost policies that are valuable, special and unique assets of the COMPANY and the COMPANY's business. USFLORAL agrees that it will not disclose any confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, prior to the Closing Date without prior written consent of the STOCKHOLDER. In the event of a breach or threatened breach by USFLORAL of the provisions of this Section, the STOCKHOLDER shall be entitled to an injunction restraining USFLORAL from disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting the STOCKHOLDER from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     15.3 Damages.  Because of the difficulty of measuring economic losses as a
          -------
result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, USFLORAL, the Surviving Corporation and the STOCKHOLDER agree that, in the event of a breach by any of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders.

 16  REAL ESTATE MATTERS

     16.1 Wheeling Property.  Notwithstanding anything to the contrary herein
          -----------------
contained, unless sooner requested to do so by USFLORAL, the STOCKHOLDER shall not convey title to the property located at 250 Alderman Lane, Wheeling, Illinois (the "Wheeling Property") to the COMPANY until the Illinois Environmental Protection Agency has issued a

"No Further Remediation" determination (the "Determination") pursuant to the request therefor submitted on behalf of the STOCKHOLDER by Schrack Environmental Consulting, Inc. on May 13, 1997. If the Determination has not been issued by the Merger Effective Date, that portion of the Merger Consideration attributable to the Wheeling Property together with that portion of the Mortgage Debt secured by the Wheeling Property shall be deposited with the Escrow Agent. The escrowed funds shall be administered in accordance with the terms and conditions of an escrow agreement as mutually agreed to by the parties. At such time as the Determination is issued the Wheeling Property shall be conveyed to the COMPANY and the Escrow Agent shall distribute to the holder of the Mortgage Debt the amount necessary to satisfy in full the Mortgage Debt, and the balance of such escrowed amount shall be distributed to the STOCKHOLDER, provided that income earned thereon shall be distributed to USFLORAL. Pending conveyance of the Wheeling Property to the COMPANY, the lease therefor between the COMPANY and the STOCKHOLDER shall remain in effect, provided that the monthly rental payable by the COMPANY thereunder shall be $2,333.33, prorated for any portion of a month, and further provided that the STOCKHOLDER, as lessor, shall indemnify, defend, protect and hold harmless the COMPANY, as lessee, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the COMPANY as the result of or arising out of any violation of any Environmental Laws existing as of the Merger Effective Date. In the event that the Determination has not been issued by the date which is six months from the Merger Effective Date, at any time thereafter USFLORAL may elect, by written notice thereof given to the STOCKHOLDER, not to cause the COMPANY to acquire the Wheeling Property, whereupon the funds escrowed therefor and interest thereon shall be distributed to USFLORAL and the parties shall negotiate in good faith a triple net lease of the Wheeling Property at fair market rental value.

     16.2 Clybourn Property.  Notwithstanding any provision to the contrary
          -----------------
contained in this Agreement, upon receipt of the Assessment USFLORAL, in its discretion, may elect not to have title to the Clybourn Property conveyed to the COMPANY, in which event: (a) the Merger Consideration shall be reduced by the Net Real Property Equity attributable to the Clybourn Property; and (b) the COMPANY and the STOCKHOLDER shall enter into a net lease for the Clybourn Property at fair market rental value, which in no event shall exceed the rental provided for in the current lease between the COMPANY and the STOCKHOLDER pertaining to the Clybourn Property.

 17  GENERAL

     17.1 Cooperation.  The STOCKHOLDER and USFLORAL shall each deliver or cause
          -----------
to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement.
The STOCKHOLDER will cooperate and use his best efforts to have the present officers, directors and employees of the COMPANY cooperate with USFLORAL on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     17.2 Successors and Assigns.  This Agreement and the rights of the parties
          ----------------------
hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of USFLORAL, and the heirs and legal representatives of the STOCKHOLDER.

     17.3 Entire Agreement.  This Agreement (including the schedules, exhibits
          ----------------
and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the STOCKHOLDER, the COMPANY, USFLORAL and NEWCO and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the STOCKHOLDER, COMPANY, USFLORAL, and NEWCO acting through their respective officers, duly authorized by their respective Boards of Directors.

     17.4 Counterparts.  This Agreement may be executed simultaneously in two or
          ------------
more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     17.5 Brokers and Agents.  Each party represents and warrants that it
          ------------------
employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

     17.6 Expenses.  Whether or not the transactions herein contemplated shall
          --------
be consummated, USFLORAL will pay the fees, expenses and disbursements of USFLORAL and NEWCO and their agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto. Whether or not the transactions herein contemplated shall be consummated, the COMPANY will pay the fees, expenses and disbursements of the COMPANY and the STOCKHOLDER and his agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments hereto and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by the STOCKHOLDER and COMPANY under this Agreement.

     17.7 Notices.  All notices of communication required or permitted hereunder
          -------
shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

          (a)  If to USFLORAL or NEWCO, addressed to them at:
               U.S.A. Floral Products, Inc.
               3500 Whitehaven Parkway
               Washington, D.C. 20007
               Attention:  Mr. Robert Poirier

          (b)  If to the STOCKHOLDER, addressed to him at:
               Roy Houff
               c/o The Roy Houff Company
               6200 South Oak Park Avenue
               Chicago, Illinois  60638

     17.8 Governing Law.  This Agreement shall be construed in accordance with
          -------------
the laws of the State of Delaware.

     17.9 Exercise of Rights and Remedies.  Except as otherwise provided herein,
          -------------------------------
no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     17.10 Time.  Time is of the essence with respect to this Agreement.
           ----

     17.11 Reformation and Severability.  In case any provision of this
           ----------------------------
Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     17.12 Remedies Cumulative.  No right, remedy or election given by any term
           -------------------
of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     17.13 Captions.  The headings of this Agreement are inserted for
           --------
convenience only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     17.14 Standstill Agreement.  Unless and until this Agreement is terminated
           --------------------
pursuant to Section 13 hereof without the Merger Effective Date having taken place, the STOCKHOLDER will not directly or indirectly solicit offers for any COMPANY Stock or the assets of the COMPANY or a merger or consolidation involving the COMPANY from, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring the COMPANY by merger or consolidation or acquiring any of its assets or any COMPANY Stock; nor will he permit the COMPANY to do any of the foregoing.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       "USFLORAL"

                                       U.S.A. FLORAL PRODUCTS, INC.


                                       By /s/ Robert J. Poirier
                                          --------------------------------------
                                          Name:  Robert J. Poirier
                                          Title: President/CEO

                                       "NEWCO"

                                       RHI ACQUISITION CORP.


                                       By /s/ Robert J. Poirier
                                          --------------------------------------
                                          Name:  Robert J. Poirier
                                          Title: President

                                       "COMPANY"

                                       THE ROY HOUFF COMPANY


                                       By /s/ Roy Houff
                                          --------------------------------------
                                          Name:  Roy Houff
                                          Title: CEO/Chairman


                                       "STOCKHOLDER"


                                       /s/ Roy Houff
                                       -----------------------------------------
                                       Roy Houff

                                   SCHEDULES

Schedule 6.1        [Due Organization]
Schedule 6.7        [Predecessor Status]
Schedule 6.9        [Financial Statements]
Schedule 6.10       [Liabilities and Obligations]
Schedule 6.11       [Accounts and Notes Receivable]
Schedule 6.12       [Permits and Intangibles]
Schedule 6.13       [Real and Personal Property]
Schedule 6.14       [Material Contracts and Commitments]
Schedule 6.15       [Title to and Condition of Real Property]
Schedule 6.16       [Insurance]
Schedule 6.17       [Officers, Directors and Employees Compensation]
Schedule 6.18       [Employee Plans]
Schedule 6.20       [Conformity with Law]
Schedule 6.22       [Required Consents]
Schedule 6.26       [Deposit Accounts; Powers of Attorney]
Schedule 6.27       [Environmental Matters]
Schedule 6.28       [Underground Storage Tanks]
Schedule 7.5        [Other Agreements]
Schedule 9.3        [Employment Agreements]
Schedule 10.10      [Additional Liabilities and Obligations]
Schedule 10.11      [Additional Contracts]